                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 WESTERN STAFF SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------
     (3)  Filing Party:
          ----------------------------------------------------------------------
     (4)  Date Filed:
          ----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 26, 1998

                            ------------------------

TO THE STOCKHOLDERS OF WESTERN STAFF SERVICES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the "Annual Meeting") of Western Staff Services, Inc. (the "Company"), a Delaware corporation, will be held on March 26, 1998 at 10:00 a.m., local time, at the Walnut Creek Marriott Hotel located at 2355 N. Main Street, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect two Class II directors to serve for three-year terms and until their successors are elected;

    2. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1998;

    3. To amend (i) Articles Two and Three of the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") to provide for greater transferability of Non-Statutory Options, and (ii) Article Three of the Plan to provide for an increase in the annual automatic option grant to each Eligible Director on the date of each Annual Meeting (beginning with the 1998 Annual Meeting) from 1,000 shares to 2,000 shares of Common Stock, subject to the restrictions of the Plan; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on February 5, 1998 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /S/ W. ROBERT STOVER
                                          --------------------------------------

                                          W. Robert Stover

                                          CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                          CHIEF EXECUTIVE OFFICER

February 17, 1998

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
PROXY STATEMENT............................................................................................           3
    Voting.................................................................................................           3
    Revocability Of Proxies................................................................................           4
    Solicitation...........................................................................................           4
    Deadline For Receipt Of Stockholder Proposals..........................................................           4
MATTERS TO BE CONSIDERED AT ANNUAL MEETING.................................................................           5
  PROPOSAL ONE--ELECTION OF CLASS II DIRECTORS.............................................................           5
    General................................................................................................           5
    Business Experience of Directors.......................................................................           5
    Board Meetings and Committees..........................................................................           6
    Directors' Compensation................................................................................           6
  PROPOSAL TWO--RATIFICATION OF INDEPENDENT ACCOUNTANTS....................................................           8
  PROPOSAL THREE--AMENDMENT OF 1996 STOCK OPTION/STOCK ISSUANCE PLAN.......................................           9
    Summary of 1996 Stock Option/Stock Issuance Plan.......................................................           9
    General Provisions.....................................................................................          12
    Certain Federal Income Tax Information.................................................................          14
    Amended Plan Benefits..................................................................................          15
OTHER MATTERS..............................................................................................          16
OWNERSHIP OF SECURITIES....................................................................................          17
EXECUTIVE COMPENSATION REPORT..............................................................................          19
GENERAL COMPENSATION POLICY................................................................................          19
COMPENSATION OF THE CHIEF EXECUTIVE OFFICER................................................................          21
EXECUTIVE COMPENSATION.....................................................................................          22
    Summary Compensation Table.............................................................................          22
    Option Grants in Last Fiscal Year......................................................................          23
    Aggregate Option Exercises and Fiscal Year End Values..................................................          23
    Employment Arrangements................................................................................          23
    Compensation Committee Interlocks and Insider Participation............................................          24
CERTAIN TRANSACTIONS.......................................................................................          25
COMPARISON OF STOCKHOLDER RETURN...........................................................................          27
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.......................................          29
ANNUAL REPORT..............................................................................................          29
FORM 10-K..................................................................................................          29
EXHIBIT A..................................................................................................          30

                          WESTERN STAFF SERVICES, INC.
                                301 LENNON LANE
                      WALNUT CREEK, CALIFORNIA 94598-2453

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 1998

                            ------------------------

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of the Company, for use at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., local time, at the Walnut Creek Marriott Hotel located at 2355 N. Main Street, Walnut Creek, California. These proxy solicitation materials were mailed on or about February 18, 1998, to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 5, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 10,271,175 shares of the Company's common stock, $0.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding.

    The presence at the Annual Meeting of a majority, or approximately 5,135,259 shares of Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 5, 1998. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes will therefore have no effect on the outcome of Proposal One. Proposal Two requires an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Proposal Three likewise requires an affirmative vote of a majority of such shares. Abstentions will have the same effect as negative votes, while broker non-votes are not included in the total number of votes cast on Proposal Two or Proposal Three and therefore will not be counted for purposes of determining whether either of those proposals has been approved. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

    If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed Proxy is solicited by the Board, and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (i) the election of management's nominees for Directors listed in Proposal One, (ii) the ratification of the selection of Price Waterhouse LLP as the independent public accountants for the Company for fiscal 1998, and (iii) the amendment of the Company's 1996 Stock Option/Stock Issuance Plan.

REVOCABILITY OF PROXIES

    You may revoke or change your Proxy at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received no later than November 28, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                  PROPOSAL ONE--ELECTION OF CLASS II DIRECTORS

GENERAL

    The Board of Directors has selected two nominees, both of whom are currently serving as Class II directors of the Company. The nominees for director are Michael K. Phippen and Paul A. Norberg. Both Mr. Phippen and Mr. Norberg were directors of the Company as of February 5, 1998. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. In the event that additional persons are nominated, other than by the Board of Directors, for election as Directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected Class II directors of the Company, to serve their respective three-year terms and until their successors have been elected and qualified.

BUSINESS EXPERIENCE OF DIRECTORS

    MICHAEL K. PHIPPEN, age 45, joined the Company in October 1995 as an Executive Vice President. Mr. Phippen became President, Chief Operating Officer and a director of the Company in January 1996. Mr. Phippen has directed the operations of the Company's corporate office and all the operating divisions of the Company since mid July of 1997, when the Company announced a management restructuring. From October 1995 to January 1996 he directed the daily field operations of all light industrial, clerical and light technical offices in the United States, as well as the Company's planning, sales, franchise operations and marketing development. Mr. Phippen's affiliation with the Company began in 1987 with the opening of his first franchise in Minneapolis. Under his leadership, the affiliate group, Merbco Inc., grew to encompass 14 offices. The Company acquired the assets of Merbco Inc. in October 1995. From 1977 to 1987, Mr. Phippen served in various positions for Kelly Services, Inc., including as Branch Manager and Regional Manager.

    PAUL A. NORBERG, age 57, has been employed by the Company since 1979, initially as Vice President and Chief Financial Officer, and was promoted in 1985 to Senior Vice President and in 1988 to Executive Vice President. Previously he had been employed by Liken Home Furnishings Division of Beatrice Foods Co., a manufacturer of window coverings, from 1973 to 1979 in the position of Controller and subsequently Vice President, Finance. He is a certified public accountant on inactive status.

    The Company's bylaws authorize the Board of Directors to fix the number of directors by resolution. The number is currently fixed at six. The Company's Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. Following the Company's Initial Public Offering, on April 30, 1996 (the "Offering"), Jack D. Samuelson and Gilbert L. Sheffield were appointed to serve in Class I, Michael K. Phippen and Paul A. Norberg were appointed to serve in Class II and W. Robert Stover and Harvey L. Maslin were appointed to serve in Class III. The initial directors in each class are to hold office for terms of one year, two years and three years, respectively. Thereafter each class will serve a three-year term. At the 1997 Annual Meeting, Messrs. Samuelson and Sheffield were elected to serve their respective three-year terms. Mr. Maslin has resigned his directorship such that at present there is only one Class III director, namely, Mr. Stover. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships among executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

    During fiscal 1997, the Board of Directors held four meetings and acted by unanimous written consent on six occasions. The Board of Directors has an Audit Committee, a Compensation Committee and a Strategic Planning Committee. Each of the directors attended (i) all meetings of the Board and (ii) all meetings held by committees on which he served during fiscal 1997.

    The Audit Committee currently consists of three directors, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson, and Mr. Samuelson is its Chairman. The Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee held one meeting during fiscal 1997.

    The Compensation Committee currently consists of three directors, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson. Mr. Sheffield is its Chairman. The Compensation Committee has the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. In addition, the Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for the Company's senior management and working with senior management on benefit and compensation programs for Company employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. The Compensation Committee held four meetings during fiscal 1997.

    The Strategic Planning Committee currently consists of three directors, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson. Mr. Stover is its Chairman. The Committee is responsible for evaluating the Company's business plans and future business including, but not limited to, the evaluation of potential acquisitions and new business opportunities. The Strategic Planning Committee held no meetings during fiscal 1997. However, all committee members participated with the entire Board of Directors in discussions of a strategic plan at three Board meetings as well as in discussions of acquisitions at four Board meetings during fiscal 1997.

DIRECTORS' COMPENSATION

    In fiscal 1997, non-employee Board members each received an annual fee of $6,000 for service on the Board in addition to a fee of $1,000 for each meeting attended. Effective in fiscal 1998, their annual fee has been increased to $7,000 for service on the Board and they will continue to receive a fee of $1,000 for each meeting attended. Non-employee Board members will also be reimbursed for their reasonable expenses incurred in connection with attending Board meetings.

    In addition, non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who subsequently joins the Board as a non-employee director will receive at that time an option grant, provided such individual has not previously been in the Company's employ. In addition, at each annual stockholders' meeting beginning with the 1997 Annual Meeting, each individual who continues to serve as a non-employee Board member presently is entitled to an option grant for 1,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board member for at least six months. However, the employee Board members have approved an increase to double the number of such option shares, beginning with the 1998 Annual Meeting, and this matter is subject to stockholder approval, as more fully described hereinafter.

    Each automatic option grant will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board service by reason of death or disability or should the Company be acquired by merger or asset sale during the period of the optionee's service on the Board.

    Pursuant to the terms of the Automatic Option Grant Program, Messrs. Sheffield and Samuelson, the two individuals serving as non-employee Board members at the time of the Offering, each received an option grant for 1,000 shares with an exercise price per share equal to the $14.00 per share price at which the Common Stock was sold in the Offering. As of the Company's first Annual Meeting on April 15, 1997, Messrs. Sheffield and Samuelson each also received an automatic option grant for 1,000 shares with an exercise price of $9.125, equal to the fair market value of the option shares on the grant date, due to their continuing service as non-employee directors.

    In addition to the foregoing option grants, Messrs. Sheffield and Samuelson were each granted special options on November 1, 1996 to purchase 1,500 shares with an exercise price of $14.25 per share, the closing selling price of the Company's Common Stock on that date. Each of these options has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board service by reason of death or disability or should the Company be acquired by merger or asset sale during the period of the optionee's service on the Board.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION
      OF MR. PHIPPEN AND MR. NORBERG AS CLASS II DIRECTORS OF THE COMPANY.

             PROPOSAL TWO--RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, which appointed the firm of Price Waterhouse LLP, independent public accountants for the Company during fiscal 1997 and fiscal 1996, has appointed that firm to serve in the same capacity for fiscal 1998, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Price Waterhouse LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
         RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO SERVE
           AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

                          PROPOSAL THREE--AMENDMENT OF
                     1996 STOCK OPTION/STOCK ISSUANCE PLAN

    The Board of Directors, other than the non-employee members who abstained from voting, have approved amendments to the 1996 Stock Option/Stock Issuance Plan (as defined before, the "Plan"), subject to stockholder approval. The proposed amendments to the Plan increase the number of shares subject to the Automatic Option Grant Program (as described below) from 1,000 to 2,000 shares, and would reflect changes to Securities and Exchange Commission Rule 16b-3 by providing for increased transferability of Non-Statutory Option grants. This proposal to amend the Plan requires stockholder approval pursuant to the terms of the Plan. The Board recommends approval of the amendments because it believes they increase the Company's ability to attract, retain and motivate key employees and directors by providing them with an enhanced proprietary interest in the Company or an additional feature enhancing the value of certain options issued under the Plan, which results in an incentive to enhance the growth and profitability of the Company.

SUMMARY OF 1996 STOCK OPTION/STOCK ISSUANCE PLAN

    The essential terms of the Plan, as proposed to be amended, are summarized below. This summary is not intended to be a complete description of all of the terms of the Plan, and is qualified in its entirety by the terms of the Plan, as proposed to be amended, which is attached to this Proxy Statement as EXHIBIT A and is hereby incorporated herein by reference.

    PLAN ADMINISTRATION. The Plan is composed of three separate components: the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program. Either the Board or a committee of the Board shall administer the Discretionary Option Grant Program and the Stock Issuance Program. (the relevant administrating entity shall hereinafter be referred to as the "Plan Administrator"). The Automatic Option Grant Program, in comparison, is self-executing and no Plan Administrator shall exercise any discretionary function with respect to grants made pursuant to that program.

    The Board may appoint a Primary Committee, consisting of two or more non-employee Board members who meet certain requirements, as the Plan Administrator to execute the Discretionary Option Grant and Stock Issuance Programs with respect to eligible individuals who are subject to Section 16 ("Section 16 Insiders") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), a Secondary Committee as the Plan Administrator to execute the Discretionary Option Grant and Stock Issuance Programs with respect to eligible parties EXCEPT for Section 16 Insiders, or the Board may retain such administrative duties itself. The Plan Administrator has complete discretion to determine eligible individuals, the number of shares subject to a discretionary grant or stock issuance, the status of an option as either an Incentive Stock Option or a Non-Statutory Stock Option, the vesting schedule and the maximum term for which any discretionary option is to remain outstanding.

    ELIGIBILITY. Non-employee members of the Board (other than those serving on a committee acting as the Plan Administrator), officers and other key employees of the Company and its subsidiaries (whether now existing or subsequently established) and independent consultants and advisors to the Company and its subsidiaries shall be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board serving on a committee acting as the Plan Administrator are not eligible during their period of service to participate in the Discretionary Option Grant and Stock Issuance Programs. Such individuals may, however, participate in the Automatic Option Grant Program. In no event may any one participant in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate per calendar year.

    VALUATION. The fair market value per share of the Company's Common Stock on any relevant date under the Plan shall be the closing selling price per share on that date on the Nasdaq National Market ("Nasdaq"). If there is no reported sale for such date, then the closing selling price for the last previous date for which such quotation exists shall be determinative of fair market value.

    EQUITY INCENTIVE PROGRAMS. As indicated above, the Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program under which certain non-employee Board members, officers and key employees, consultants or independent advisors may be granted stock options to purchase shares of the Company's Common Stock; (ii) an Automatic Option Grant Program under which option grants are made at specified intervals to non-employee directors of the Board; and (iii) a Stock Issuance Program under which eligible individuals may be issued shares of the Company's Common Stock directly through the immediate purchase of such shares.

    DISCRETIONARY OPTION GRANT PROGRAM. Under the Discretionary Option Grant Program, the exercise price per share for Incentive Options shall not be less than 100% of the fair market value per share of the Company's Common Stock on the grant date. For Incentive Stock Options granted to employees possessing 10% or more of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% Holder"), the exercise price per share may not be less than 110% of such fair market value. The exercise price per share for Non-Statutory Options shall not be less than 85% of the fair market value per share of the Company's Common Stock on the grant date. The Plan Administrator shall have full authority to determine which eligible persons are to receive option grants, the time or times such grants are to be made, the number of shares to be covered by each grant, the status of the option as either an Incentive Stock Option or Non-Statutory Stock Option, the vesting schedule and other attributes of the option. No granted option shall, however, have a maximum term in excess of ten years. No Incentive Stock Option granted to a 10% Holder shall have a maximum term in excess of five years.

    Any option held by the optionee at the time of cessation of service shall not remain exercisable beyond the limited period designated by the Plan Administrator (not to exceed 12 months) at the time of the option grant. During that period the option generally shall be exercisable only for the number of shares of the Company's Common Stock in which the optionee is vested at the time of cessation of service. The Plan Administrator, however, shall have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding option may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

    Such discretion may be exercised at the time of grant or at any time while the options remain outstanding. Any unvested share of the Company's Common Stock shall be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Plan Administrator shall have complete discretion in establishing the vesting schedule for any such unvested shares and shall have full authority to cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of such shares in whole or in part at any time.

    The Plan Administrator, in its discretion, is also authorized to issue stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program. Stock appreciation rights provide holders with the right to surrender all or part of an unexercised option in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the vested shares of the Company's Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of the Company's Common Stock or partly in shares and partly in cash. With respect to officers of the Company subject to short-swing profit restrictions under Section 16 of the 1934 Act, limited stock appreciation rights may be granted as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six months may be surrendered to the Company to the extent such option is exercisable for fully vested shares upon the occurrence of a hostile take over that effects a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities. In return for the surrendered option, the officer shall be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the Take-Over Price (as such term is defined in the Plan) per share of the Company Common Stock paid in such hostile tender offer over (ii) the aggregate exercise price payable for such share.

    AUTOMATIC OPTION GRANT PROGRAM. Under the Automatic Option Grant Program, each individual who is already serving as, or who first becomes, a non-employee director of the Board on or after the Plan Effective Date (as such term is defined in the Plan), whether through election by the stockholders or appointment by the Board, shall automatically be granted at the time of such initial election or appointment, an option grant for 2,000 shares of the Company's Common Stock, provided such individual has not been in the Company's prior employ. In addition, option grants for 2,000 shares of the Company's Common Stock shall automatically be made annually thereafter to non-employee directors of the Board who have served for at least six months. Accordingly, on the date of each annual stockholders meeting, each individual who has been re-elected to serve as a non-employee director of the Board and who has served for at least six months shall automatically be granted a stock option to purchase 2,000 shares of the Company's Common Stock. There shall be no limit on the number of such additional 2,000-share option grants any one non-employee director of the Board may receive over his or her period of Board service. As discussed above, non-employee members of the Board who are serving on a committee acting as the Plan Administrator may participate only in the Automatic Option Grant Program.

    Prior to the amendments proposed herein, annual option grants under the Automatic Option Grant Program consisted of options to purchase 1,000 shares of the Company's Common Stock.

    Under the Automatic Option Grant Program, the exercise price per share shall be equal to 100% of the fair market value per share of the Company's Common Stock on the automatic grant date. Each option shall have a maximum term of 10 years from the grant date and each option shall become fully exercisable for all of the option shares upon the holder's completion of one year of Board service from the grant date.

    Should the optionee cease to serve as a Board member for any reason other than death or permanent disability, he or she shall have a twelve-month period from the cessation of service in which to exercise the vested portion of the option. If an optionee should die within twelve months after the cessation of Board service, the personal representative of the optionee, or the person or persons to whom the option is transferred by the optionee's will or the laws of decent and distribution, may exercise the vested portion of the option within twelve months after the cessation of Board service. Should the optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by that individual optionee shall accelerate in full and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of Board service.

    The Company's repurchase rights with respect to each automatic option grant shall immediately lapse upon certain changes in control or ownership of the Company, as discussed in more detail below under "General Provisions." In addition, upon the occurrence of a hostile take over that effects a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the Take-Over Price (as such term is defined in the Plan) over
(ii) the aggregate exercise price payable for such share.

    The remaining terms and conditions of the option grants under the Automatic Option Grant Program shall conform in general to the terms described above for option grants made under the Discretionary Option Grant Program.

    STOCK ISSUANCE PROGRAM. Shares may be sold directly to an eligible individual under the Stock Issuance Program at a price per share not less than 85% of the fair market value, payable in cash or check or through a promissory note payable to the Company or in consideration of past services rendered to the Company or any subsidiary.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule in one or more installments tied to the participant's period of future services or the Company's attainment of specified financial performance objectives as the Plan Administrator may establish at the time of issuance. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Company or issued directly to the participant with legends on the certificates evidencing transfer restrictions. Individuals holding shares under the Stock Issuance Program shall have full stockholder rights with respect to those shares, whether the shares are vested or unvested, including voting rights and the right to receive any regular dividends.

GENERAL PROVISIONS

    ACCELERATION OF OPTION VESTING. Outstanding options under the Plan shall become immediately exercisable, and unvested shares issued or issuable under the Plan shall be subject to accelerated vesting, in the event of certain changes in the ownership or control of the Company. Such option vesting acceleration is triggered by (i) the acquisition of the Company by any person or entity through merger, consolidation or asset sale (a "Corporate Transaction") or (ii) a hostile takeover of the Company through a successful tender offer for securities possessing more than 50% of the total combined voting power of the Company's outstanding securities or a change in the majority of the Board over a period of 36 consecutive months effected through one or more contested elections for Board membership (a "Change in Control").

    Each option outstanding under the Discretionary Option Grant Program at the time of a Corporate Transaction shall automatically become fully and immediately exercisable. However, an outstanding option under the Discretionary Option Grant Program shall not accelerate to the extent such option is to be assumed by the successor corporation or its parent, replaced with either a comparable option to purchase shares of the capital stock of the successor corporation or a cash incentive program of the successor corporation, or its parent, or if other limitations are imposed by the Plan Administrator at the time of the grant. The Plan Administrator shall have the discretion to provide for the subsequent acceleration of any option which does not accelerate at the time of a Corporate Transaction, in the event the optionee's service terminates within a designated period (not to exceed twelve months) following a Corporate Transaction or Change in Control.

    Upon the occurrence of a Corporate Transaction, the Company's outstanding repurchase rights under the Discretionary Option Grant and Stock Issuance Programs may also terminate, and the shares subject to those terminated rights shall become fully vested.

    The shares of the Company's Common Stock subject to each option outstanding under the Automatic Option Grant Program at the time of any Corporate Transaction or Change in Control shall immediately vest, and the options shall accordingly become immediately exercisable. In addition, all unvested shares issued under the Stock Issuance Program shall immediately vest upon the occurrence of any Corporate Transaction, except to the extent any such right is expressly assigned to the successor corporation in connection with the Corporate Transaction or as otherwise limited by the Issuance Agreement (as such term is defined in the Plan). The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-take over provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

    CHANGES IN CAPITALIZATION. In the event any change is made to the outstanding shares of the Company's Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year; (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Discretionary Option Grant or Automatic Option Grant Program; and (iv) the number and/or class of securities for which option grants are to be subsequently made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Director.

    TRANSFERABILITY OF OPTIONS AND STOCK. Pursuant to the Discretionary Option Grant Program, Incentive Options are only exercisable by the optionee and are therefore not transferable except upon the optionee's death. Non-Statutory Options, however, may be assigned in whole or in part during the lifetime of the optionee. Prior to the amendments proposed herein, the holder of Non-Statutory Options could only transfer such options during the holder's lifetime in accordance with the terms of a Qualified Domestic Order. Finally, participants in the Stock Issuance Program have no right to transfer any unvested shares of Common Stock.

    FINANCIAL ASSISTANCE. The Plan Administrator may institute a loan program in order to assist one or more participants in financing their exercise of outstanding options under the Discretionary Option Grant or in the purchase of shares under the Stock Issuance Program. The form and manner in which such assistance is to be made available (including loans or installment payments with or without security or collateral), and the terms upon which such assistance is to be provided, shall be determined by the Plan Administrator. However, the maximum amount of financing provided to any optionee or participant may not exceed the option or purchase price of the acquired shares (less the par value) plus any applicable federal, state and local income and employment tax liability incurred by such individuals in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator.

    SPECIAL TAX ELECTION. The Plan Administrator may provide one or more holders of Non-Statutory Options or unvested shares under the Plan with the right to have the Company use shares of the Company's Common Stock otherwise issuable to such individuals in satisfaction of all or part of the federal, state and local income and employment tax liabilities incurred by such individuals in connection with the exercise of their options or the vesting of their shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of the Company's Common Stock in payment of such tax liabilities.

    AMENDMENT AND TERMINATION. The Board may amend or modify the Plan in any or all respects whatsoever, subject to obtaining any required stockholder approval pursuant to the Plan and applicable law, including any applicable stock exchange or national market system requirements. Notwithstanding the foregoing, the Board may neither amend nor modify the Plan if such action would adversely affect the rights and obligations any optionee or participant in the Stock Issuance Program, unless such optionee or participant consents to the amendment, nor may any amendment be made to the provisions of the Automatic Option Grant Program or any outstanding options under that program more frequently than once every six months, other than to the extent necessary to comply with Federal income tax laws and regulations. In addition, the Board may not, without the approval of the Company's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which options may be granted to newly elected or continuing Eligible Directors under Article Three of the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year, except for permissible adjustments under
Section VI, subsection C of Article One pertaining to the expiration or termination of options prior to exercise in full and their subsequent availability for reissuance; (ii) materially modify the eligibility requirements for Plan participation; or (iii) materially increase the benefits accruing to Plan participants. The Plan shall in all events terminate on April 30, 2007, unless sooner terminated by the Board.

CERTAIN FEDERAL INCOME TAX INFORMATION

    The following summary of the U.S. federal income tax consequences of Plan transactions is based upon U.S. federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. In addition, the optionee shall recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee makes a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition shall result.

    Upon a qualifying disposition of the shares, the optionee shall recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares then the lesser of (i) the difference between the amount realized on disposition of the shares and the exercise price paid for those shares or (ii) the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares shall be taxable as ordinary income. Any additional gain recognized upon the disposition shall be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company shall be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance shall the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a Non-Statutory Option. The optionee shall in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee shall be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the Non-Statutory Option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee shall not recognize any taxable income at the time of exercise but shall have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over
(ii) the exercise price paid for the shares.

    The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the Non-Statutory Option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee shall not recognize any additional ordinary income as and when the repurchase right lapses.

    The Company shall be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Statutory Option. In general, the deduction shall be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right shall recognize ordinary income in the year exercised equal to the amount of the appreciation distribution. The Company shall be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

    DIRECT STOCK ISSUANCE. The tax principles applicable to direct stock issuances under the Plan shall be substantially the same as those summarized above for the exercise of unvested shares of the Company's Common Stock under Non-Statutory Option grants.

    PARACHUTE PAYMENTS. If the exercisability of an option or the vesting of shares issued under the Plan were accelerated as a result of a Change in Control or Corporate Transaction, all or a portion of the value of the option or stock subject to such acceleration may constitute a "parachute payment" for purposes of the excess parachute provisions of the Code. If total parachute payments exceed three times an employee's average compensation for the five tax years preceding the Change in Control or Corporate Transaction, the employer loses its deduction for, and the recipient is subject to a 20% excise tax on the amount of, the parachute payments in excess of one times such average compensation.

AMENDED PLAN BENEFITS

    With the exception of those options which would be granted pursuant to the Automatic Option Grant Program, the Company cannot now determine the number of options to be granted in the future under the Plan, as proposed to be amended, to all current executive officers as a group, all current members of the Board excluding current executive officers as a group or all employees (excluding current executive officers) as a group.

    Pursuant to the Automatic Option Grant Program of the Plan, as proposed to be amended, newly elected Board members who have not been in the prior employ of the Company or any subsidiary shall receive an initial Non-Statutory Option grant and those non-employee Board members who have served on the Board for at least six months shall receive an annual Non-Statutory Option grant to purchase 2,000 shares of the Common Stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDED
                                      AND
                RESTATED 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997 for (i) all persons who are beneficial owners of five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director and nominee of the Company, (iii) the Company's Chief Executive Officer and the four other most highly paid executive officers as of the fiscal year ended November 1, 1997, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

NAME                                                           NUMBER OF SHARES(1)   PERCENT(2)
-------------------------------------------------------------  -------------------  -------------
W. Robert Stover(3)..........................................        6,653,807             64.8%
Joan C. Stover(4)............................................        5,958,218             58.1%
  c/o Western Staff Services, Inc.
  301 Lennon Lane
  Walnut Creek, CA 94598
Neumeier Investment Counsel..................................          648,000              6.3%
  26435 Carmel Rancho Blvd.
  Carmel, CA 93923
Michael K. Phippen(5)........................................           60,247            *
Harvey L. Maslin(6)..........................................           65,584            *
Paul A. Norberg(7)...........................................           32,632            *
Ronald C. Picco(8)...........................................            2,779            *
Jack D. Samuelson(9).........................................            8,500            *
Gilbert L. Sheffield(10).....................................            5,500            *
All executive officers and directors as a group (13
  persons)(11)...............................................        6,809,698             65.6%

------------------------

  * Less than one percent (1%)

 (1) To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.

 (2) Based on 10,271,175 shares of Common Stock outstanding at December 31, 1997. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 1997 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

 (3) Includes 5,958,218 shares of Common Stock held by W. Robert Stover and Joan
     C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover. Includes 695,589 shares of Common Stock contributed to the Stover Charitable Lead Annuity Trust as to which Mr. Stover has voting power, but has disclaimed beneficial ownership. Does not include 113,571 shares of Common Stock owned by the Stover Foundation (the "Old Foundation") and 25,433 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation (the "New Foundation") as to which Mr. Stover has shared voting power.

 (4) Includes 5,958,218 shares of Common Stock held by W. Robert Stover and Joan
     C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover.

 (5) Includes options to purchase 43,747 shares of Common Stock held by Mr. Phippen, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (6) Includes options to purchase 3,084 shares of Common Stock held by Mr. Maslin, which are immediately exercisable under the 1989/90 Stock Option Plan and options to purchase 60,000 shares of Common Stock which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan. The vesting of options to purchase 38,438 of the 60,000 shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan has been accelerated such that they are immediately exercisable, in addition to 21,562 shares that were already vested, pursuant to a severance arrangement by and between Mr. Maslin and the Company. See "Employment Arrangements."

 (7) Includes options to purchase 3,084 shares of Common Stock held by Mr. Norberg, which are immediately exercisable under the 1989/90 Stock Option Plan and options to purchase 26,250 shares of Common Stock which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (8) Includes options to purchase 2,291 shares of Common Stock held by Mr. Picco, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (9) Includes options to purchase 2,500 shares of Common Stock held by Mr. Samuelson which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (10) Includes options to purchase 2,500 shares of Common Stock held by Mr. Sheffield which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

 (11) Includes options to purchase 6,168 shares of Common Stock held by all executive officers and directors, which are immediately exercisable under the 1989/90 Stock Option Plan and options to purchase 113,285 shares of Common Stock which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

                          WESTERN STAFF SERVICES, INC.
                             COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                         EXECUTIVE COMPENSATION REPORT

    The Compensation Committee was formed on March 9, 1995 in anticipation of the Offering. It consists of three Board members, namely, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson. Mr. Stover is Chairman of the Board of Directors and Chief Executive Officer. Messrs. Sheffield and Samuelson are not officers or employees of the Company. Mr. Sheffield is presently the Chairman of the Compensation Committee.

    It is the duty of the Compensation Committee to review and establish the compensation of executive officers of the Company, including base salary, participation in profit sharing, bonus and other cash incentive plans, subject to ratification by the Board. During fiscal 1997, the Compensation Committee also had the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan under which grants may be made to such officers.

    In October 1996, the Compensation Committee engaged Strategic Compensation Associates ("SCA") to make a comprehensive review and competitive assessment of existing executive compensation packages in total and by component, including salary, annual bonus, stock options and major benefits. SCA made specific recommendations to the Compensation Committee pertaining to each of these topics.

                          GENERAL COMPENSATION POLICY

    The fundamental policy of the Compensation Committee in compensation matters is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. To achieve this policy, a substantial portion of each executive officer's total annual compensation is made contingent upon the achievement of designated financial and performance goals. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the temporary staffing industry which are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent, (ii) annual bonuses payable in cash and tied to the Company's attainment of financial milestones based on criteria established by the Compensation Committee, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an employee's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon the Company's performance, and stock price appreciation rather than upon base salary.

    FACTORS. The principal factors considered by the Compensation Committee in establishing the components of each executive officer's compensation package for fiscal 1997 are summarized below. However, the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

    * BASE SALARY. The base salary for each executive officer is determined on the basis of internal comparability considerations and the base salary levels in effect for comparable positions at the Company's principal competitors, both within and outside the temporary staffing industry. The base salary level for executive officers is generally at a level determined for such individuals on the basis of the external salary data of temporary staffing service companies within the same geographic area and with small to medium market capitalization. This group of companies is less inclusive than the temporary staffing index in the performance graph included in the Company's Proxy Statement for purposes of comparing the stock price performance of the Company's Common Stock. However, the Company believes this smaller group of companies gives a more accurate indication of the market for executive services in which the Company competes. Salaries are reviewed on an annual basis, and adjustments to each executive officer's base salary are based upon individual performance and salary increases paid by the Company's competitors.

    * ANNUAL INCENTIVE COMPENSATION. An annual bonus may be earned by selected executive officers except the Chief Executive Officer based upon their participating interest in a bonus pool tied to Company performance. Each officer's participating interest is determined by the Compensation Committee at the start of the fiscal year and may vary from year to year. The bonus pool for fiscal 1997 was set at ten percent (10%) of the increase in net income of fiscal 1997 over fiscal 1996. For such purpose, net income was defined as the Company's consolidated income before taxes less a provision for income taxes equal to thirty-nine percent (39%) of pre-tax income. For fiscal 1997 there was an additional incentive of two percent (2%) of the improved net profit over fiscal 1996 for each one tenth of one percent (1/10 of 1%) improvement of the ratio of net profit to sales, and that incentive was to be added to the incentive total distributed. The Chief Executive Officer's bonus, if any, is at the discretion of the Compensation Committee and the Board. For fiscal 1997, no specific personal performance goals were established for the executive officers as a condition to their participation in the bonus pool; however, no bonus payout was to be made to any officer unless his or her performance for the fiscal year was considered to be at a satisfactory level. Accordingly, the Compensation Committee reviewed the performance of the Chief Executive Officer, and the Chief Executive Officer reviewed the performances of the other senior executive officers, namely, the President and Chief Operating Officer, the Vice Chairman of the Board and Chief Administrative Officer, and the Executive Vice President and Chief Financial Officer, and made his recommendations to the Compensation Committee. The Compensation Committee has delegated to those senior executive officers the authority to review the performances of the other officers and key employees who report to them directly. For fiscal 1997, the executive bonuses ranged from 3.26% to 10.59% of total compensation.

    For each subsequent fiscal year, the Compensation Committee will determine whether or not to continue or modify the executive bonus program for that year and, specifically, will designate the executive officers eligible to participate in the program, specify what percentage of the bonus pool each of the participants may earn, and determine the eligibility criteria for participation.

    * LONG-TERM INCENTIVE COMPENSATION. Option grants are intended to align the interests of each executive officer with those of the Company's stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the option grant according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual's level of responsibility and opportunity to influence the Company's financial results, comparable awards made to individuals in similar positions within the industry, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

    Each option grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the date preceding the grant date) over a specified period of time (up to ten years). The options generally vest in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. The options generally become exercisable with respect to twenty-five percent (25%) of the option shares upon the optionee's completion of one year of service measured from the vesting commencement date and the balance in 36 successive monthly installments upon the optionee's completion of each month of service over the 36-month period measured from the first anniversary of the vesting commencement date. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

    TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as Western Staff Services, Inc. will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table, to the extent that compensation exceeds one million dollars ($1,000,000) per officer. The compensation paid to the Company's executive officers for fiscal 1997 did not exceed the one million dollar limit per officer, nor is the compensation to be paid to the Company's executive officers for fiscal 1998 expected to reach that level. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the one million dollar limitation, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the one million dollar level.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In setting the compensation payable to the Company's Chief Executive Officer, Mr. Stover, the Compensation Committee has sought to establish a competitive rate of base salary, realizing that a significant percentage of his overall compensation package is directly tied to Company performance and stock price appreciation because of his position as a principal shareholder.

    Mr. Stover's base salary is established through an evaluation of salaries paid to similarly situated chief executive officers both at companies in the industry which are of comparable size to the Company and at companies in other industries with which the Company competes for executive personnel. In setting Mr. Stover's base salary, it is the intent of the Compensation Committee to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. In fiscal 1996, the Compensation Committee conducted its annual review of Mr. Stover's base salary level and increased his base salary from $215,000 to $250,000 for fiscal 1996. This base salary level was continued for fiscal 1997.

    The Compensation Committee did not award a cash bonus to Mr. Stover for fiscal 1997, despite his efforts and contributions to the successful operation of the Company throughout fiscal 1997. The Committee granted no option shares to Mr. Stover during fiscal 1997 since he is a principal shareholder of the Company.

                                          Compensation Committee

                                          Gilbert L. Sheffield,
                                          Chairman of Compensation Committee

                                          Jack D. Samuelson
                                          Member of Compensation Committee

                                          W. Robert Stover
                                          Member of Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned, by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for fiscal 1997 was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last two fiscal years.(1) No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for fiscal 1997 has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year.(2) The individuals included in the table will be collectively referred to as the "Named Officers."

                                                                     LONG-TERM
                                                                    COMPENSATION
                                        ANNUAL COMPENSATION          SECURITIES
                                   ------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR    SALARY         BONUS      OPTIONS(#)
---------------------------------  ----  ----------     ---------   ------------
W. Robert Stover.................  1997     250,000        --          --
  Chairman of the Board of         1996     244,616        --          --
  Directors and
  Chief Executive Officer          1995     215,000        --          --

Michael K. Phippen...............  1997     222,115       23,531       --
  President, Chief Operating       1996     177,826       37,527     100,000
  Officer
  and Director                     1995       6,731(3)     --          --

Harvey L. Maslin.................  1997     190,000       18,825       --
  Vice Chairman of the Board of    1996     189,423       46,909      60,000
  Directors
  and Chief Executive Officer,     1995     185,000       35,410       --
  Western
  Medical Services, Inc.(4)

Paul A. Norberg..................  1997     190,000       18,825       --
  Executive Vice President, Chief  1996     180,000       28,145      60,000
  Financial Officer and Director   1995     180,000       32,910       --

Ronald C. Picco(5)...............  1997     144,375        4,706       --
  Senior Vice President,           1996     128,676       18,764       5,000
  Operations
                                   1995      11,567        --          --

------------------------

(1) Long-term compensation and all other compensation figures have not been included in the table because such information is not applicable.

(2) Mr. Maslin is no longer with the Company. His employment concluded in November 1997 after the start of fiscal 1998.

(3) Mr. Phippen joined the Company in October 1995. The salary reported above for 1995 represents annual compensation earned by Mr. Phippen for the fiscal year ended October 28, 1995.

(4) Mr. Maslin's previous title was Vice Chairman of the Board of Directors and Chief Administrative Officer. Mr. Maslin's employment with the Company concluded in November 1997. The Company has entered into a severance agreement with Mr. Maslin. See "Employment Arrangements."

(5) Mr. Picco joined the Company in September 1995. The salary reported above for 1995 represents the actual compensation earned by Mr. Picco for the fiscal year ended October 28, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no stock option grants made during fiscal 1997 under the Company's 1996 Stock Option/ Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted to the Named Officers during such fiscal year.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR END VALUES

    None of the Named Officers exercised any of their options during fiscal 1997. The table below sets forth information with respect to the unexercised options held by them as of the end of such fiscal year. No stock appreciation rights were exercised during such fiscal year, and no stock appreciation rights were outstanding at the end of such fiscal year.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED      "IN-THE-MONEY" OPTIONS
                                                                OPTIONS AT FISCAL             AT FISCAL YEAR
                                                                   YEAR END(#)                 END($)(1)(2)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
W. Robert Stover..........................................      --            --            --            --
Michael K. Phippen........................................      35,935        64,065     $  15,740    $    28,060
Harvey L. Maslin(3).......................................      24,646        38,438        24,365         16,836
Paul A. Norberg...........................................      24,646        38,438        24,365         16,836
Ronald C. Picco...........................................       1,875         3,125           821          1,369

------------------------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option.

(2) Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at November 1, 1997 (based on the closing price of $14.438 for the Company's Common Stock on Nasdaq for October 31, 1997, the trading day immediately preceding the end of fiscal 1997) and the exercise price of the options.

(3) The vesting of options to purchase 38,438 shares of Common Stock that were unexercisable as of the end of fiscal 1997 was accelerated and such options are immediately exercisable pursuant to a severance agreement by and between Mr. Maslin and the Company. See "Employment Arrangements."

EMPLOYMENT ARRANGEMENTS

    The Company entered into an employment agreement with W. Robert Stover on September 29, 1994 which provides for his continuing employment until he chooses to retire or until his death. In addition to base annual compensation, subject to adjustment with the mutual agreement of the parties, the agreement provides that Mr. Stover may be paid bonuses based on the Company's economic circumstances and his extraordinary efforts and contributions. The agreement was amended as of November 2, 1996 to eliminate the death benefits otherwise payable to Mr. Stover's widow or estate upon his death during the employment term and to maintain Mr. Stover's base salary at $250,000 for fiscal 1996. The agreement was amended effective August 14, 1997 to reinstate such death benefits, which provide for the payment of three times Mr. Stover's annual compensation then in effect in equal monthly installments over a four year period. There was no change in Mr. Stover's base salary for fiscal 1997.

    The Company does not have employment agreements with any other Named Officers, and their employment with the Company may be terminated at any time at the discretion of the Board of Directors. However, the Plan Administrator of the 1996 Stock Option Plan/Stock Issuance has authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated within a designated period (whether involuntarily or through a forced resignation) following: (i) an acquisition of the Company by merger or asset sale, or (ii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership over a period of 36 consecutive months.

    The Company has entered into a severance agreement with Mr. Maslin that provides, among other terms, for an immediate payment of two year's base salary equal to $380,000, additional consideration not to exceed $25,000 and the accelerated vesting of options to purchase 38,438 shares of Common Stock granted under the 1996 Stock Option/Stock Issuance Plan, which were unvested at the end of fiscal 1997. Pursuant to such severance agreement, Mr. Maslin must exercise his vested options to purchase at least 60,000 shares of Common Stock by February 17, 1998, and must exercise his remaining vested options to purchase 3,084 shares of Common Stock no later than October 27, 1999. In the event such options are not exercised by such dates, they will expire.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Messrs. Stover, Sheffield and Samuelson. Except for Mr. Stover, no member of such Committee was at any time during fiscal 1997 or at any other time an officer or employee of the Company.

    No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    For a description of transactions between the Company and members of the Compensation Committee or their affiliates, see the "Certain Transactions" section.

                              CERTAIN TRANSACTIONS

    MANAGEMENT CONTRACT WITH WESTERN VIDEO IMAGES. The Company has a management services contract with Western Video Images, Inc. ("WVI"), a corporation wholly owned by Mr. Stover, the principal stockholder of the Company. Management fees charged to WVI for fiscal 1997, fiscal 1996 and fiscal 1995 were $180,000, $197,000 and $226,000, respectively. The Company provides accounting, tax, legal, administrative and management support and services to WVI for a fee based upon the gross sales of WVI. The fee is paid monthly in arrears for actual services rendered. The Company believes that the terms of the management services contract are commercially reasonable. WVI has arranged separate financing for itself as required by its operations and does not receive any financing from the Company.

    In addition, the Company is the lessee of the principal facilities in which WVI operates. WVI is charged for all costs of the lease for these facilities. The Company will remain the lessee and has subleased the facilities to WVI until October 31, 2000, the termination date of the lease obligation. The Company has entered into an arrangement with WVI, whereby WVI will indemnify the Company against any and all liability arising out of the Company's continuing obligations under the lease.

    OTHER TRANSACTIONS WITH AFFILIATES. On the date of the closing of the Offering, the Company and all of its current stockholders entered into a Tax Indemnification Agreement relating to their respective income tax liabilities. Because the Company became fully subject to corporate income taxation after the termination of the Company's S corporation status ("Effective Termination Date"), the reallocation of income and deductions between the period during which the Company was treated as an S corporation and the period during which the Company became subject to corporate income taxation may increase the taxable income of one party while decreasing that of another party. The Tax Indemnification Agreement was intended to assure that taxes would be borne by the Company on the one hand and by the current stockholders on the other, only to the extent that such parties were treated as receiving the related income for income tax purposes. Subject to certain limitations, the Tax Indemnification Agreement generally provides that the current stockholders will be indemnified by the Company with respect to federal and state income taxes shifted from a Company taxable year subsequent to the Effective Termination Date to a taxable year in which the Company was an S corporation, and the Company will be indemnified by the current stockholders with respect to federal and state income taxes shifted from an S corporation taxable year to a Company taxable year subsequent to the Effective Termination Date. The Tax Indemnification Agreement also provides that the current stockholders will pay or reimburse the Company for any and all taxes of the Company which was formerly taxed as an S corporation for any period ending on or prior to the Effective Termination Date (other than certain taxes reflected in the Company's fiscal 1995 Consolidated Financial Statements). In addition, the Tax Indemnification Agreement provides that the amount of the S corporation distribution to current stockholders will not exceed $5.0 million. Any payment made by the Company to the current stockholders pursuant to the Tax Indemnification Agreement may be considered by the Internal Revenue Service or state taxing authorities to be non-deductible by the Company for income tax purposes.

    In April 1996, prior to the Offering, the Company executed a Promissory Note in the principal amount of $3,888,393 payable to the Stover Revocable Trust dated 11/16/88, as amended. The Company likewise executed Promissory Notes payable to Stephen R. Stover, Susan J. Stover and Amy J. Stover in the principal amounts of $317,857 each and Promissory Notes payable to the Stephen R. Stover Irrevocable Trust dated 11/16/88, the Susan J. Stover Irrevocable Trust dated 11/16/88 and the Amy J. Stover Irrevocable Trust dated 11/16/88 in the principal amounts of $52,679 each. The principal amounts of these non-interest bearing notes were calculated based on the $5.0 million limitation of the S corporation distribution to current stockholders. The repayment schedules under these notes included four consecutive quarterly installments equal to one-quarter of the principal amounts on July 15, 1996, October 15, 1996, January 15, 1997 and April 15, 1997. The Company has fully paid to date in aggregate a total of $5.0 million under these notes, having paid the final installments of $1.25 million in the aggregate on or about April 15, 1997. No further payments are due under these notes.

    During October 1995, the Company purchased the operations of one of its franchise agents, Michael K. Phippen, now President and Chief Operating Officer of the Company, for a total price of $5.9 million. The Company paid $1.5 million in cash and agreed to make installment payments for the balance at an interest rate of 6.50%. Installments of $973,000 in fiscal 1997 and $1.5 million in fiscal 1996 have been paid and two additional installments will be paid in fiscal 1998 and fiscal 1999 in the amounts of $973,000 and $972,000, respectively.

    Any future transactions between the Company and its officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of the Company's outside directors or will be consistent with policies approved by such outside directors.

                      COMPARISON OF STOCKHOLDER RETURN(1)

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Standard and Poor's 500 Index and peer issuers in the temporary staffing industry.(2) The graph covers the period from April 30, 1996, the date of the Offering, through the last trading day of fiscal 1997.

    The graph assumes that $100 was invested on April 30, 1996 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           WESTERN STAFF SERVICES, S&P 500 INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE RETURN    S&P 500    PEER GROUP    WESTERN
4/30/96                  $100          $100       $100
11/1/96               $107.58        $80.29     $89.74
10/31/97              $139.81        $93.35     $90.93

                           4/30/96             11/1/96             10/31/97
                      ------------------  ------------------  ------------------
  S&P 500                    100                107.58              139.81

  Peer Group                 100                80.29               93.35

  Western                    100                89.74               90.93

    The Company's stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Western stock, the S&P 500 Index and Peer Group Index comparing Kelly Services Inc., Interim Services Inc., Manpower Inc., Olsten Corporation and Personnel Group of America Inc.

------------------------

(1) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for fiscal 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10-K with the SEC on January 30, 1998. Stockholders may obtain a copy of this report, without charge, by writing to Paul A. Norberg, Executive Vice President and Chief Financial Officer, at the Company's executive offices at P.O. Box 9280, 301 Lennon Lane, Walnut Creek, California 94598-2453.

Dated: February 17, 1998

                                          THE BOARD OF DIRECTORS OF
                                          WESTERN STAFF SERVICES, INC.

                                   EXHIBIT A
                     1996 STOCK OPTION/STOCK ISSUANCE PLAN
                           AS PROPOSED TO BE AMENDED

                          WESTERN STAFF SERVICES, INC.
                     1996 STOCK OPTION/STOCK ISSUANCE PLAN
                                  ARTICLE ONE
                                    GENERAL

I.  PURPOSE OF THE PLAN

    A. This 1996 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Western Staff Services, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its Parent or Subsidiary corporations).

    B. The Plan became effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock on April 30, 1996 (referred to herein as the "Plan Effective Date").

II.  DEFINITIONS

    A. For purposes of the Plan, the following definitions shall be in effect:

        BOARD:  the Corporation's Board of Directors.

        CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

        (i) the acquisition directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        CODE:  the Internal Revenue Code of 1986, as amended.

        COMMON STOCK: shares of the Corporation's Common Stock, par value of $0.01 per share.

        CORPORATE TRANSACTION: either of the following stockholder-approved transactions to which the Corporation is a party:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more Parent or Subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

        EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

        FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

           -If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers, Inc. through the Nasdaq National Market. If there is no reported closing selling price for Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

           -If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

           -For purposes of any option grants which are made at the time the Underwriting Agreement for the initial public offering of the Common Stock is executed and priced but prior to the time the Common Stock is first traded on either a national securities exchange or the Nasdaq National Market, the Fair Market Value per share of Common Stock shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

        HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

        (i) the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

        (ii) the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

        INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

        INVOLUNTARY TERMINATION: the termination of the Service of any individual which occurs by reason of:

        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

        (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

        MISCONDUCT: the commission of any act of fraud, embezzlement or dishonesty by the Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary), any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

        1934 ACT: the Securities and Exchange Act of 1934, as amended from time to time.

        NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

        OPTIONEE: a person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

        PARTICIPANT: a person who is issued Common Stock under the Stock Issuance Program.

        PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        PLAN ADMINISTRATOR: the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

        PRIMARY COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

        SECONDARY COMMITTEE: a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

        SECTION 16 INSIDER: an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

        SECTION 12(g) REGISTRATION DATE: the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act becomes effective.

        SERVICE: the performance of services on a periodic basis for the Corporation (or any Parent or Subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

        TAKE-OVER PRICE: the greater of (i) the Fair Market Value per share of Common Stock on the date the particular option to purchase such stock is surrendered to the Corporation in connection with a Hostile Take-Over or
    (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

    B. The following provisions shall be applicable in determining the Parent and Subsidiary corporations of the Corporation:

        Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a Parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a Subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.  STRUCTURE OF THE PLAN

    A. STOCK PROGRAMS. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each individual serving as a non-employee Board member on the Plan Effective Date and each individual who first joins the Board as a non-employee director at any time after such Plan Effective Date shall at periodic intervals receive option grants to purchase shares of Common Stock in accordance with the provisions of Article Three, with the first such grants to be made on the Plan Effective Date. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock at the time of issuance or as a bonus for past services rendered the Corporation or the Corporation's attainment of financial objectives.

    B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.  ADMINISTRATION OF THE PLAN

    A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. No non-employee Board member shall be eligible to serve on the Primary Committee if such individual has, during the twelve
(12)-month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Primary Committee, received an option grant or direct stock issuance under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary), other than pursuant to the Automatic Option Grant Program.

    B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may include Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

    C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee and any Secondary Committee and reassume all powers and authority previously delegated to such committee.

    D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

    E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

    F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made pursuant to that program.

V.  ELIGIBILITY

    A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Four shall be limited to the following:

    (i) officers and other key employees of the Corporation (or its Parent or Subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

    (ii) non-employee members of the Board other than those serving as Plan Administrator; and

   (iii) those consultants or other independent advisors who provide valuable services to the Corporation (or its Parent or Subsidiary corporations).

    B. The non-employee Board members serving as Plan Administrator shall not be eligible during such period of service to participate in the Discretionary Option Grant and Stock Issuance Programs or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its Parent or Subsidiary corporations). Such individuals shall, however, be eligible to receive automatic option grants pursuant to the provisions of Article Three.

    C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

VI.  STOCK SUBJECT TO THE PLAN

    A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,033,812 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

    B. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year.

    C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any stock appreciation rights exercised under the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

    D. Should any change be made to Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year, (iii) the number and/or class of securities for which automatic-option grants are to be subsequently made per eligible non-employee Board member under the Automatic Option Grant Program and
(iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.  TERMS AND CONDITIONS OF OPTIONS

    Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its Parent or Subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

    A.  OPTION PRICE.

        1. The option price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

        (i) The option price per share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

        (ii) The option price per share of Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

        2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

        (i) full payment in cash or check drawn to the Corporation's order;

        (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

       (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

        (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to (A) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

    B. TERM AND EXERCISE OF OPTIONS. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the

Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

    C.  TERMINATION OF SERVICE.

    1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

        (i) Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 2 below) remain exercisable for more than a twelve (12)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

        (ii) Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the earlier of (A) the first anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (B) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

       (iii) Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

        (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any), in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

        (v) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to remain outstanding.

    2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

    D.  STOCKHOLDER RIGHTS.

    An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and become the holder of record of those shares.

    E.  TRANSFERABILITY.

    During the lifetime of the Optionee, any Incentive Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of the instrument evidencing the grant. The terms applicable to the assigned portion of any Non-Statutory Option shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

    F.  REPURCHASE RIGHTS.

    The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

        (i) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

        (ii) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent:(A) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (B) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

       (iii) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

    The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to such terms and conditions.

    A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its Parent or Subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option.

    B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its Parent or Subsidiary corporations, then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

    Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

    A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

    B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

    C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

    D. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the twelve (12)-month period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

    E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the twelve (12)-month period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

    F. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option.

    G. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  CANCELLATION AND REGRANT OF OPTIONS

    The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than (i) one hundred percent (100%) of the Fair Market Value per share of Common Stock on the new grant date in the case of a grant of an Incentive Option, (ii) one hundred ten percent (110%) of such Fair Market Value in the case of a grant of an Incentive Option to a 10% Stockholder or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

V.  STOCK APPRECIATION RIGHTS

    A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

    B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

    C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

    D. One or more officers of the Corporation subject to the short-swing profit restrictions of the 1934 Act may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right in effect for at least six (6) months to the Corporation, to the extent such option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the date the option is surrendered to the Corporation, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

    E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall not be available for subsequent issuance under the Plan.

                                 ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

I.  ELIGIBILITY

    A. ELIGIBLE OPTIONEES. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to those individuals who are serving as non-employee Board members on the Plan Effective Date or who are first elected or appointed as non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders. Each non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of the Plan.

    B. LIMITATION. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program, Eligible Directors who are serving as the Plan Administrator shall not be eligible during such period of service to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Corporation (or any Parent or Subsidiary corporation).

II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

    A. GRANT DATES. Option grants shall be made under this Article Three on the dates specified below:

        1. INITIAL GRANT. Each Eligible Director who is a non-employee Board member on the Plan Effective Date and each Eligible Director who is first elected or appointed as a non-employee Board member after such date shall automatically be granted, on the Plan Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 2,000 shares of Common Stock upon the terms and conditions of this Article Three. In no event, however, shall a non-employee Board member be eligible to receive such an initial option grant if such individual has at any time been in the prior employ of the Corporation (or any Parent or Subsidiary corporation).

        2. ANNUAL GRANT. On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who will continue to serve as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 2,000 shares of Common Stock upon the terms and conditions of this Article Three, provided he or she has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such annual option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary corporation) shall be eligible to receive such annual option grants over their period of continued Board service.

    B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

    C. PAYMENT. The exercise price shall be payable in one of the alternative forms specified below:

        (i) full payment in cash or check drawn to the Corporation's order;

        (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

       (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

        (iv) full payment through a sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to (A) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    Except to the extent the sale and remittance procedure specified above is used for the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

    D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

    E. EXERCISABILITY. Each automatic grant shall become fully exercisable for the option shares upon the Optionee's completion of one (1) year of Board service measured from the automatic grant date. The exercisability of each automatic grant outstanding under this Article Three shall be accelerated as provided in Section II.G and Section III of this Article Three.

    F. TRANSFERABILITY. Any automatic option grant may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of the instrument evidencing the grant. The terms applicable to the assigned portion of the automatic option grant shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

    G. EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

        1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a twelve (12)-month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which that option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

        2. Should the Optionee die within twelve (12) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Board membership (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's cessation of Board service.

        3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then any automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve
    (12)-month period following the date of the Optionee's cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock subject to the option at the time of such cessation of Board membership.

        4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee's cessation of Board membership.

    H. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and become the holder of record of those shares.

III.  CORPORATE TRANSACTION/CHANGES IN CONTROL

    A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Immediately after the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor entity or its parent company.

    B. In connection with any Change in Control, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Any option accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Three for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent issuance under the Plan.

    D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

    The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

V.  REMAINING TERMS

    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM

I.  TERMS AND CONDITIONS OF STOCK ISSUANCES

    Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

    A. CONSIDERATION.

        1. Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

           a. full payment in cash or check made payable to the Corporation's order;

           b. a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

           c. past services rendered to the Corporation or any Parent or Subsidiary corporation.

        2. Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eighty-five percent (85%) of such Fair Market Value.

        3. Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

    B.  VESTING PROVISIONS.

        1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

           a. the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation;

           b.  the number of installments in which the shares are to vest;

           c. the interval or intervals (if any) which are to lapse between installments; and

           d. the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

        2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

        3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

        4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

    A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under this Stock Issuance Program shall immediately vest in full and the Corporation's repurchase/cancellation rights shall terminate, except to the extent: (i) any such right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed in the Issuance Agreement.

    B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

    C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Change in Control.

III.  TRANSFER RESTRICTIONS/SHARE ESCROW

    A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets distributed with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or the distributed securities or assets) vests. If the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

'THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER
PREDECESSOR IN INTEREST) DATED            , 199 , A COPY OF WHICH IS ON FILE AT
THE PRINCIPAL OFFICE OF THE CORPORATION.'

    B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Four, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for the benefit of such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FIVE
                                 MISCELLANEOUS

I.  LOANS OR INSTALLMENT PAYMENTS

    A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and state income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate at the time such option price or purchase price becomes due and payable. Loans or installment payments may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

    B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.  AMENDMENT OF THE PLAN AND AWARDS

    A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever, However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which options may be granted to newly elected or continuing Eligible Directors under Article Three of the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year, except for permissible adjustments under Section VI subsection C of Article One, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

    B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.  TAX WITHHOLDING

    A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, foreign state and local income tax and employment tax withholding requirements.

    B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Non-Statutory Options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, foreign state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

        1. STOCK WITHHOLDING: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        2. STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.  EFFECTIVE DATE AND TERM OF PLAN

    A. This Plan became effective on April 30, 1996 and was approved by stockholders on April 26, 1996. The Board adopted and approved amendments to the Plan to provide for an increase in the number of shares subject to grants under the Automatic Option Grant Program from 1,000 to 2,000 shares and to reflect the amendments promulgated by the Securities and Exchange Commission to Rule 16b-3 which allow for greater transferability of Non-Statutory Options (collectively, the "Amendments") in August 1997 and December 1997, respectively. None of the Amendments shall be given effect until they shall have been approved by the Corporation's stockholders.

    B. The Plan shall terminate upon the earlier of (i) ten (10) years following the Plan Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuance.

V.  USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

    A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and Common Stock issued pursuant to it.

    B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VII.  NO EMPLOYMENT/SERVICE RIGHTS

    Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any Parent or Subsidiary corporation) for any period of specific duration, and the Corporation (or any Parent or Subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VIII.  MISCELLANEOUS PROVISIONS

    A. Except as provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

    B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

    C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                         WESTERN STAFF SERVICES, INC.

                                    PROXY

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated
February 17, 1998 in connection with the 1998 Annual Meeting of stockholders to be held at 10:00 a.m. on March 26, 1998, at the Walnut Creek Marriott Hotel, located at 2355 N. Main Street, Walnut Creek, California and hereby appoints
W. Robert Stover and Robin A. Herman, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTERN STAFF SERVICES, INC. registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS AND FOR THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

(SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIMPLY SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.)

/ X /  PLEASE MARK YOUR
       VOTE AS IN THIS
       EXAMPLE USING
       DARK INK ONLY


      1. ELECTION OF DIRECTORS:

      FOR all nominees listed below         WITHHOLD AUTHORITY to vote for
 ---- (except as indicated)            ---- all nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

Michael K. Phippen
Paul A. Norberg

      2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP, AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY, FOR FISCAL 1998:

             FOR              AGAINST            ABSTAIN
        ----             ----               ----

     3. AMENDMENT OF ARTICLES TWO AND THREE OF THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN: Greater transferability of Non-Statutory Options and an increase in the number of shares of Common Stock annually granted pursuant to the Automatic Grant Program on the date of each Annual Meeting (beginning with the 1998 Annual Meeting) from 1,000 to 2,000 shares, subject to the restrictions of the Plan

             FOR              AGAINST            ABSTAIN
        ----             ----               ----

                                      Date
                                           --------------------------------

                                           --------------------------------
                                           Signature

                                           --------------------------------
                                           Signature

                                           This Proxy should be marked, dated
                                           and signed by the stockholder(s)
                                           exactly as his or her name appears
                                           hereon, and returned promptly in
                                           the enclosed envelope. Persons
                                           signing in a fiduciary capacity
                                           should so indicate. If shares are
                                           held by joint tenants or as
                                           community property, both should
                                           sign.